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Noveon, Inc.
9911 Brecksville Road
Cleveland, Ohio 44141-3247
216.447.5000

Investor Relations & Media Contact:

Sean Stack

(216) 447-6494

NOVEON REPORTS CONTINUED SALES GROWTH IN THE FOURTH QUARTER

Cleveland, Ohio, February 18, 2004 - Noveon, Inc. today reported selected financial results for the fourth quarter and full year of 2003.

	Three Months Ended		Year Ended
	December 31		December 31
	2003	2002	2003	2002
($M)	Unaudited		Audited
Sales	$280.8	$255.8	$1,135.9	$1,069.3
Gross profit	$79.6	$76.5	$326.5	$342.5
Operating income	$12.1	$20.0	$93.8	$120.9
Net income (loss)	$(9.2)	$(1.9)	$12.5	$34.7
Net income excluding special items	$0.1	$1.3	$25.5	$40.3
EBITDA	$35.9	$41.2	$184.1	$203.2
EBITDA excluding special items	$45.5	$44.4	$197.3	$209.3
Free cash flow	$36.8	$33.0	$120.4	$159.2

In this press release, Noveon refers to various non-GAAP (generally accepted accounting principles) financial measures including EBITDA, EBITDA excluding special items and free cash flow.  The methods used to compute these measures are likely to differ from the methods used by other companies.  These non-GAAP measures should not be regarded as a replacement for corresponding GAAP measures.  Investors are encouraged to review the accompanying tables reconciling the non-GAAP financial measures to comparable GAAP amounts.   “EBITDA” is defined as net income before cumulative effect of accounting change, interest, taxes, depreciation and amortization.  “Free cash flow” is defined as EBITDA less capital expenditures plus or minus changes in accounts receivable, inventory and accounts payable, net of the impact from acquisitions. In addition, our reference to segment EBITDA excludes any corporate overhead allocations.  Management uses EBITDA and free cash flow as performance metrics and believes these measures provide additional information commonly used by our stakeholders with respect to both the performance of our fundamental business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs.

Noveon has provided financial information for the fourth quarter and full year 2003 and 2002 for the results of operations as reported, as well as for results of operations as reported excluding special items of restructuring and severance costs and the cumulative effect of an accounting change.  Noveon believes this information is useful to our stakeholders in understanding our operating results and the ongoing performance of our underlying businesses without the impact of these special items.

Fourth Quarter Results

For the quarter ended December 31, 2003, Noveon reported sales of $280.8 million, EBITDA of $35.9 million and a net loss of $9.2 million.  For the fourth quarter of 2002, Noveon reported sales of $255.8 million, EBITDA of $41.2 million and a net loss of $1.9 million.

Noveon recorded restructuring and severance charges in the quarter of $9.6 million related to the announced consolidation of our Leominster, Massachusetts polyurethane dispersion plant into our Avon Lake, Ohio facility as well as other productivity initiatives targeted at further reducing our overhead structure.  EBITDA excluding special items in the fourth quarter of 2003 was $45.5 million.  Net income excluding special items for the fourth quarter of 2003 was $0.1 million.  EBITDA excluding special items in the fourth quarter of 2002 was $44.4 million.  Net income excluding special items in the fourth quarter of 2002 was $1.3 million.

Sales increased 10% in the quarter from the prior year with higher sales across each segment, reflecting higher volumes led by our personal care, TempRite® CPVC and

Estane® TPU product lines, acquisition-related revenue primarily in our Estane® TPU and Performance Coatings product lines, and the stronger euro.  EBITDA excluding special items increased 2% from the fourth quarter of the prior year as higher personal care, TempRite® CPVC and Estane®  TPU volumes, benefits from acquisitions, continued productivity initiatives and the strength of the euro more than offset significantly higher raw material and utility costs.  Free cash flow increased to $36.8 million in 2003 from $33.0 million in 2002 primarily driven by lower capital spending in the quarter.

Steve Demetriou, Noveon president and chief executive officer, said, “In the fourth quarter, we saw signs of a stronger business environment with sequential sales growth over the third quarter.  In addition, we experienced our seventh consecutive quarter of sales growth over the prior year.  Higher volumes across most of the company resulting from our focus and commitment to new product development, bolt-on acquisitions and the stronger euro, drove our top line.”  Demetriou went on to say, “In 2003, significantly higher raw material costs overshadowed an excellent year for Noveon, which was highlighted by double digit volume growth in personal care, a resurgence in Estane® TPU, and excellent results from our on-going productivity initiatives.  These results allowed us to add growth resources, accelerate new product initiatives and expand globally, all of which position Noveon for continued growth.”

Consumer Specialties

Sales increased 8% to $78.5 million from $72.9 million compared with the prior year fourth quarter in our Consumer Specialties segment.  Personal care product lines drove segment sales growth with double digit volume growth led by Carbopol® acrylic thickener sales as well as the continued impact of the successful new product introductions of Carbopol® Aqua SF1, a liquid thickener, and Fixate™, a product used in hair care applications.  In addition, the stronger euro and the impact of acquisitions also contributed to higher sales.  Segment EBITDA increased 2% to $16.1 million in the fourth quarter of 2003 from $15.8 million in the fourth quarter of 2002 as higher personal care volumes, the stronger euro and the favorable impact of acquisitions more than offset substantially higher raw material and utility costs within the food and beverage product lines.

Specialty Materials

The Specialty Materials segment reported a sales increase of 14% to $110.3 million in the fourth quarter of 2003 from $96.6 million in the fourth quarter of the prior year due to the impact of higher volume in each product line within the segment led by TempRite® CPVC and Estane® TPU.  TempRite® CPVC benefited from a volume shift to the fourth quarter due in part to slower building activity experienced earlier in the year due to weather-related factors.  Estane® TPU benefited from continued growth in Asia and higher demand in static control materials from electronics-related customers.  Sales were also positively impacted by the recent bolt-on acquisition of an aliphatic TPU product line and the stronger euro, partially offset by competitive pricing pressures.  Segment EBITDA increased by 8% or $2.1 million to $27.7 million in the fourth quarter of 2003 from $25.6 million in the fourth quarter of 2002 principally due to higher volumes across the segment and lower manufacturing costs, partially offset by higher raw material and utility costs and competitive pricing pressure in TempRite® CPVC and Estane®  TPU product lines.

Performance Coatings

Performance Coatings’ sales increased 7% to $92.0 in the fourth quarter from $86.3 million in the fourth quarter of 2002 as the benefits of a graphic arts overprint coatings product line acquisition made earlier in the year and the strength of the euro more than offset a nominal volume decline in the segment.  EBITDA in the Segment decreased by 20% or $3.5 million to $14.4 million in the fourth quarter of 2003 from $17.9 million in the fourth quarter of 2002 due to substantially higher raw material and utility costs.

Corporate

In the fourth quarter, corporate overhead expenses excluding depreciation and amortization decreased by $2.2 million to $12.7 million in 2003 from $14.9 million in 2002.  This was the fifth consecutive quarter of reduced corporate overhead spending.

Full Year 2003

For the full year ended December 31, 2003, Noveon reported sales of $1,135.9 million, EBITDA of $184.1 million and net income of $12.5 million.  For the year ended December 31, 2002, Noveon reported sales of $1,069.3 million, EBITDA of $203.2 million and net income of $34.7 million.

During 2003, Noveon recorded restructuring charges of $13.2 million related to the previously mentioned consolidation of our Leominster, Massachusetts polyurethane dispersion plant into our Avon Lake, Ohio facility as well as other productivity initiatives targeted at further reducing our overhead structure.  EBITDA excluding special items in 2003 was $197.3 million.  Net income excluding special items in 2003 was $25.5 million.  EBITDA excluding special items in 2002 was $209.3 million.  Net income excluding special items in 2002 was $40.3 million.

Sales increased 6% from the prior year reflecting the stronger euro, acquisition-related revenue in Performance Coatings, food and beverage, and Estane® TPU product lines and higher volumes across most of Noveon’s portfolio including double digit growth in personal care product lines.  These sales gains were partially offset by continued volume declines in Performance Coatings, albeit at a significantly slower pace in the fourth quarter, and competitive pricing pressure in Estane® TPU, TempRite® CPVC and food and beverage product lines.  EBITDA excluding special items of $197.3 million decreased 6% from the prior year as significantly higher raw material and utility costs, lower Performance Coatings volumes, and competitive pricing pressure more than offset higher volumes across many of our product lines, continued manufacturing productivity, lower selling, general and administrative expenses and the benefit of acquisitions.  Free cash flow decreased by $38.8 million in 2003 to $120.4 million due to lower EBITDA, higher working capital associated with higher sales, and a $4.3 million increase in capital spending.

Noveon will be hosting a conference call to discuss fourth quarter results today, February 18, 2004 at 9:00AM ET.  Domestic callers should dial 1 (800) 588-4973 and international callers should dial 1 (847) 413-2407 and ask to be connected to the Noveon fourth quarter earnings call (confirmation code 8453133).  A replay of the call will be available through Wednesday, February 25 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications with revenues in 2003 of $1.1 billion. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance.  These statements reflect Noveon’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized.  Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements.  Important factors that may affect our expectations, estimates or projections include:

•         the effects of the substantial debt we have incurred in connection with our acquisition of the Performance Materials Segment of Goodrich and our ability to refinance or repay that debt;

•         changes in customer requirements in markets or industries we serve;

•         general economic and market conditions;

•         competition within our industry;

•         our access to capital markets and any restrictions placed on us by any current or future financing arrangements;

•         environmental and government regulations;

•         the effect of risks of investing in and conducting operations in foreign countries, including political, social, economic, currency and regulatory factors;

•         changes in the price and supply of major raw materials; and

•         the effect of fluctuations in currency exchange rates on our international operations.

Further information about these risks can be found in the Company’s filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Noveon, Inc.

Consolidated Statement of Operations

(dollars in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2003	2002	2003	2002
	(unaudited)

Sales	$280.8	$255.8	$1,135.9	$1,069.3
Cost of sales	201.2	179.3	809.4	726.8

Gross profit	79.6	76.5	326.5	342.5
Selling and administrative expenses	54.2	49.9	204.8	201.6
Amortization expense	3.7	3.4	14.7	13.9
Restructuring and severance costs	9.6	3.2	13.2	6.1

Operating income	12.1	20.0	93.8	120.9
Interest expense—net	17.0	18.2	70.5	75.6
Other expense—net	0.5	2.2	1.1	2.4
Income (loss) before income taxes and cumulative effect of accounting change	(5.4)	(0.4)	22.2	42.9
Income tax expense	3.8	1.5	9.2	8.2
Income (loss) before cumulative effect of accounting change	(9.2)	(1.9)	13.0	34.7
Cumulative effect of accounting change—net of tax	—	—	0.5	—
Net income (loss)	$(9.2)	$(1.9)	$12.5	$34.7

Noveon, Inc.

Consolidated Balance Sheet

(dollars in millions)

	December 31
	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$115.6	$79.5
Accounts and notes receivable, net of allowances ($7.5 and $9.0 at December 31, 2003 and 2002, respectively)	149.8	135.7
Inventories	161.7	144.1
Deferred income taxes	11.5	7.0
Prepaid expenses and other current assets	7.9	7.2
Total current assets	446.5	373.5

Property, plant and equipment—net	682.9	670.7
Goodwill	414.2	365.5
Technology intangible assets—net	131.7	139.7
Other identifiable intangible assets—net	41.2	42.4
Receivable from Parent	1.4	1.2
Other assets	41.3	43.1
Total assets	$1,759.2	$1,636.1

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Short-term bank debt	$—	$0.4
Accounts payable	130.1	111.2
Accrued expenses	73.1	70.6
Income taxes payable	6.7	5.3
Current maturities of long-term debt	15.8	—
Total current liabilities	225.7	187.5

Long-term debt	848.6	847.1
Postretirement benefits other than pensions	5.7	5.8
Accrued pensions	31.0	34.9
Deferred income taxes	29.6	25.1
Accrued environmental	18.2	18.2
Other non-current liabilities	15.4	17.8

Stockholder’s equity
Common stock ($.01 par value, 1,000 shares authorized, 1 share issued and outstanding at December 31, 2003 and 2002, respectively)	—	—
Paid in capital	498.0	498.0
Retained earnings (deficit)	10.6	(1.9)
Accumulated other comprehensive income	76.4	3.6
Total stockholder’s equity	585.0	499.7
Total liabilities and stockholder’s equity	$1,759.2	$1,636.1

Noveon, Inc.

Consolidated Statement of Cash Flows

(dollars in millions)

	Years Ended December 31
	2003	2002
Operating activities
Net income (loss)	$12.5	$34.7
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring and severance costs:
Expenses	13.2	6.1
Payments	(6.0)	(8.5)
Depreciation and amortization	91.4	84.7
Deferred income taxes	(1.7)	(0.6)
Debt issuance cost amortization in interest expense	5.3	5.6
Cumulative effect of accounting change-net of tax	0.5	—
Change in assets and liabilities, net of effects of acquisitions of businesses:
Receivables	(4.3)	2.2
Inventories	(5.7)	3.4
Other current assets	(0.2)	(2.6)
Accounts payable	12.0	9.2
Accrued expenses	(0.1)	(0.7)
Income taxes payable	2.3	5.4
Other non-current assets and liabilities	(1.4)	4.0
Net cash provided by operating activities	117.8	142.9
Investing activities
Purchases of property, plant and equipment	(56.6)	(52.3)
Payments made in connection with acquisitions, net of cash acquired	(32.1)	(27.4)
Proceeds from sale of property and business	—	—
Net cash (used) by investing activities	(88.7)	(79.7)
Financing activities
Decrease in short-term debt	(0.4)	(0.2)
Repayments of long-term debt	—	(63.9)
Proceeds from sale of receivables, net	—	2.2
Debt issuance costs	(1.8)	(0.6)
Dividend to Parent	—	(45.0)
Net cash (used) by financing activities	(2.2)	(107.5)
Effect of exchange rate changes on cash and cash equivalents	9.2	3.8
Net increase (decrease) in cash and cash equivalents	36.1	(40.5)
Cash and cash equivalents at beginning of period	79.5	120.0
Cash and cash equivalents at end of period	$115.6	$79.5

Noveon, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Free Cash Flow

(dollars in millions)

	Three Months Ended		Year Ended
	December 31		December 31
	2003	2002	2003	2002
	(unaudited)

Net income (loss)	$(9.2)	$(1.9)	$12.5	$34.7
Cumulative effect of accounting change—net of tax	—	—	0.5	—
Income tax expense	3.8	1.5	9.2	8.2
Interest expense—net	17.0	18.2	70.5	75.6
Depreciation and amortization expense	24.3	23.4	91.4	84.7
EBITDA	$35.9	$41.2	$184.1	$203.2

Restructuring and severance costs	9.6	3.2	13.2	6.1
EBITDA excluding special items	$45.5	$44.4	$197.3	$209.3

EBITDA from above	$35.9	$41.2	$184.1	$203.2
Purchases of property, plant and equipment	(17.4)	(24.6)	(56.6)	(52.3)
Changes in accounts receivable, inventory and accounts payable	18.3	16.4	(7.1)	8.3
Free cash flow	$36.8	$33.0	$120.4	$159.2

Noveon, Inc.

Consolidated Statement of Operations

Reconciliation of Results as Reported to Results Excluding Special Items

Three Months Ended December 31, 2003 and 2002

(dollars in millions)

	2003
	Reported	Special Items	Excluding Special Items
Sales	$280.8	$—	$280.8
Cost of sales	201.2	—	201.2
Gross profit	79.6	—	79.6
Selling and administrative expenses	54.2	—	54.2
Amortization expense	3.7	—	3.7
Restructuring and severance costs	9.6	(9.6)	—
Operating income	12.1	9.6	21.7
Interest expense—net	17.0	—	17.0
Other expense—net	0.5	—	0.5

Income (loss) before income taxes	(5.4)	9.6	4.2
Income tax expense	3.8	0.3	4.1
Net income (loss)	$(9.2)	$9.3	$0.1

	2002
	Reported	Special Items	Excluding Special Items

Sales	$255.8	$—	$255.8
Cost of sales	179.3	—	179.3
Gross profit	76.5	—	76.5
Selling and administrative expenses	49.9	—	49.9
Amortization expense	3.4	—	3.4
Restructuring and severance costs	3.2	(3.2)	—
Operating income	20.0	3.2	23.2
Interest expense—net	18.2	—	18.2
Other expense—net	2.2	—	2.2

Income (loss) before income taxes	(0.4)	3.2	2.8
Income tax expense	1.5	—	1.5
Net income (loss)	$(1.9)	$3.2	$1.3

Note:  The special items include the restructuring and severance costs in 2003 and 2002.

Noveon, Inc.

Consolidated Statement of Operations

Reconciliation of Results as Reported to Results Excluding Special Items

Year Ended December 31, 2003 and 2002

(dollars in millions)

	2003
	Reported	Special Items	Excluding Special Items
Sales	$1,135.9	$—	$1,135.9
Cost of sales	809.4	—	809.4
Gross profit	326.5	—	326.5
Selling and administrative expenses	204.8	—	204.8
Amortization expense	14.7	—	14.7
Restructuring and severance costs	13.2	(13.2)	—
Operating income	93.8	13.2	107.0
Interest expense—net	70.5	—	70.5
Other expense—net	1.1	—	1.1
Income before income taxes and cumulative effect of accounting change	22.2	13.2	35.4
Income tax expense	9.2	0.7	9.9
Income before cumulative effect of accounting change	13.0	12.5	25.5
Cumulative effect of accounting change—net of tax	0.5	(0.5)	—
Net income	$12.5	$13.0	$25.5

	2002
	Reported	Special Items	Excluding Special Items

Sales	$1,069.3	$—	$1,069.3
Cost of sales	726.8	—	726.8
Gross profit	342.5	—	342.5
Selling and administrative expenses	201.6	—	201.6
Amortization expense	13.9	—	13.9
Restructuring and severance costs	6.1	(6.1)	—
Operating income	120.9	6.1	127.0
Interest expense—net	75.6	—	75.6
Other expense—net	2.4	—	2.4

Income before income taxes	42.9	6.1	49.0
Income tax expense	8.2	0.5	8.7
Net income	$34.7	$5.6	$40.3

Note:  The special items include the restructuring and severance costs in 2003 and 2002.  Furthermore, the cumulative effect adjustment of an accounting change is also a special item included in 2003.